EXHIBIT 23-A


                     Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Baby Superstore, Inc. stock option plans assumed by Toys "R" Us, Inc. and to the incorporation by reference therein of our report dated March 13, 1996, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 1996, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



New York, New York
February 19, 1997